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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 20, 2023
Date of Report (Date of earliest event reported)
TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2023, the Management Development and Compensation Committee (“Compensation Committee”) of the Board of Directors of Telos Corporation (the “Company”) amended the Company’s Annual Incentive Plan (“AIP”). A copy of the AIP as amended is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The AIP was adopted by the Company’s Board of Directors on February 25, 2022. The purpose of the AIP is to provide each participant the opportunity annually to earn a bonus as an incentive to put forth maximum efforts for both the Company’s short-term and long-term success and to drive achievement of the Company’s growth and profitability objectives. Awards under the AIP are earned upon the achievement of one or more financial performance targets as determined by the Compensation Committee on an annual basis. Prior to the instant amendment, awards under the AIP were payable only in shares of the Company’s common stock under the Company’s 2016 Long-Term Incentive Plan. The amendment approved on September 20, 2023 allows the Compensation Committee discretion to pay awards under the AIP in shares of the Company’s common stock, in cash, or in a combination thereof.
Item 9.01.    Financial Statements and Exhibits.

99.1	Annual Incentive Plan, as amended
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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ E. Hutchinson Robbins, Jr.
E. Hutchinson Robbins, Jr.
Executive Vice President, General Counsel
Date: September 20, 2023
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